Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Virgin Galactic Holdings, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-237961 and 333-256607) and on Form S-8 (No. 333-235750) of our report dated February 28, 2023, with respect to the consolidated financial statements of Virgin Galactic Holdings, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Los Angeles, California
February 28, 2023